NON-STATUTORY STOCK OPTION AGREEMENT

         THIS AGREEMENT is entered into and effective as of November 13, 1997 (the "Date of Grant"), by and between LifeRate Systems, Inc. (the "Company") and David J. Chinsky (the "Optionee").

            A. The Optionee has entered into an Employment Agreement with the Company dated August 18, 1997, as amended on November 13, 1997 (as amended, the "Employment Agreement"), pursuant to which the Optionee is employed by the Company as President and Chief Executive Officer.

            B. Pursuant to the Employment Agreement, the Company has agreed to grant to the Optionee certain options to purchase shares of common stock, and the Company desires to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company.

            C. The Company intends to issue and sell an aggregate of approximately 9,000,000 shares of common stock ("Common Stock") at prices ranging from $.50 to $.56 per share and warrants to purchase approximately 9,000,000 shares of Common Stock (the "Financing") to certain investors, including Special Situations Private Equity Fund, L.P., Special Situations Fund III, L.P. and Special Situations Cayman Fund, L.P. Upon completion of the Financing, the Optionee will become entitled to certain options under the second and third paragraphs of Section 5(b) of the Employment Agreement.

            D. Although the option being granted pursuant to this Agreement is not being granted under any formal stock option plan of the Company, capitalized terms that are not defined herein shall have the meaning set forth in the Employment Agreement or the Company's 1993 Stock Option Plan (the "Plan"), as the case may be, as such agreement or plan may be amended from time to time.

         Accordingly, the parties hereby agree as follows:

                                     ARTICLE
                                       1.
                                 GRANT OF OPTION

         The Company hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase Six Hundred Fifty Thousand (650,000) shares (the "Option Shares") of the Company's common stock (the "Common Stock"), according to the terms and subject to the conditions set forth in this Agreement. The Option is not intended to be an "incentive stock option," as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                     ARTICLE
                                       2.
                              OPTION EXERCISE PRICE

         The per share price to be paid by Optionee in the event of an exercise of the Option shall be $0.50.

                                     ARTICLE
                                       3.
                     DURATION OF OPTION AND TIME OF EXERCISE

            3.1. Initial Period of Exercisability. Subject to Section 3.4, the Option shall become exercisable with respect to the Option Shares in three installments. Subject to Section 3.4, the rights to exercise this Option shall be cumulative with respect to the Option Shares becoming exercisable on each such date but in no event shall this Option be exercisable after, and this Option shall become void and expire as to each installment of unexercised Option Shares at, 5:00 p.m. (Minneapolis, Minnesota time) on the following dates (the "Time of Termination"). The following table sets forth, subject to Section 3.4, the initial dates of exercisability of each installment, the number of Option Shares as to which this Option shall become exercisable on such dates and the Time of Termination of each installment of Option Shares:

                Initial Date of   Number of Option Shares
                 Exercisability    Available for Exercise    Time of Termination
                 --------------    ----------------------    -------------------
                August 26, 1998          216,666                August 26, 2003
                August 26, 1999          216,667                August 26, 2004
                August 26, 2000          216,667                August 26, 2005

            3.2.  Termination of Employment or Other Service.

                  (a) In the event that the Optionee's employment or other service with the Company and all Subsidiaries (as defined in the Plan) is terminated by reason of the Optionee's death, Total Disability (as defined in the Employment Agreement) or Retirement (as defined in the
         Plan), this Option shall remain exercisable to the extent exercisable as of such termination for a period of one year after such termination in the case of death or Total Disability or January 31, 2000, whichever is later, and three months in the case of Retirement or January 31, 2000, whichever is later (but in no event after the Time of Termination).

                  (b) In the event the Optionee's employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Total Disability or Retirement, all rights of the Optionee under this Agreement shall immediately terminate without notice of any kind, and this Option shall no longer be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary "for cause" (as defined in the Employment Agreement), this Option shall remain exercisable to the extent exercisable as of such termination for a period of thirty (30) days or January 31, 2000, whichever is later (but in no event after the Time of Termination).

                  (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Optionee materially breaches the terms of Sections 9 or 10 of the Employment Agreement, whether such breach occurs before or after termination of the Optionee's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Optionee under this Agreement without notice of any kind.

         3.3. Change in Control.

                  (a) For purposes of this Section 3.3, the term "Change in Control" shall have the meaning set forth in Section 6 of the Employment Agreement, as may be amended from time to time, whether before or after the date hereof.

                  (b) If any events constituting a Change in Control of the Company shall occur, then this Option shall become immediately exercisable in full until the Time of Termination, whether or not the Optionee remains in the employ or service of the Company or any Subsidiary. In addition, if a Change in Control of the Company shall occur, the Committee, in its sole discretion, and without the consent of the Optionee, may determine that the Optionee shall receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the option exercise price per share of this Option.

                  (c) Notwithstanding anything in this Section 3.3 to the contrary, if, with respect to the Optionee, acceleration of the exercisability of this Option or the payment of cash in exchange for all or part of this Option as provided above (which acceleration or payment could be deemed a payment within the meaning of Section 280G(b)(2) of the Code), together with any other payments which the Optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the acceleration of exercisability and the payments to the Optionee as set forth herein shall be reduced to the largest amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, that such reduction shall be made only if the aggregate amount of the payments after such reduction exceeds the difference between (A) the amount of such payments absent such reduction minus (B) the aggregate amount of the excise tax imposed under section 4999 of the Code attributable to any such excess parachute payments arising in connection with such Change in Control. The determination as to whether any such decrease in the payments to be made in connection with this Agreement is necessary must be made in good faith by legal counsel or a certified public accountant selected by the Company and reasonably acceptable to the Optionee, and such determination will be conclusive and binding. In the event that a reduction is necessary, the Optionee will have the right to designate the particular payments or benefits that are to be reduced or eliminated so that no portion of the payments or benefits to be made or provided to the Optionee will be excess parachute payments subject to the excise tax under Code section 4999.

         3.4. Cancellation of Option. This Option shall become exercisable if, and only if, the first closing of the Financing (relating to approximately 2,500,000 shares and warrants to purchase approximately 2,500,000 shares) (the "First Closing") is completed by December 31, 1997. If the first closing of the Financing is not completed by such date, this Option shall become null and void, the Optionee shall not have any right to purchase any shares of Common Stock hereunder, and the Prior Option Agreements, as defined below, shall remain in full force and effect.

                                     ARTICLE
                                       4.
                            MANNER OF OPTION EXERCISE

         4.1. Notice. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained herein, by delivery, in person or by registered mail, to the Company at its principal executive office in Edina, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice shall be in a form satisfactory to the Committee, shall identify the Option, shall specify the number of Option Shares with respect to which the Option is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised by any person or persons other than the Optionee (such as by the Optionee's heir(s) or legal representative(s), in the event of death or disability of Optionee), the notice shall be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee shall be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

         4.2. Payment. At the time of exercise of this Option, the Optionee shall pay the total purchase price of the Option Shares to be purchased solely in cash (including a personal check or a certified or bank cashier's check, payable to the order of the Company); provided, however, that the Committee, in its sole discretion, may allow such payments to be made, in whole or in part, by delivery of a Broker Exercise Notice or a promissory note (containing such terms and conditions as the Committee may in its discretion determine), by transfer from the Optionee to the Company of Previously Acquired Shares, or by a combination thereof. For purposes of this Agreement, the terms "Broker Exercise Notice" and "Previously Acquired Shares" shall have the meanings set forth in the Plan. In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares shall be equal to their Fair Market Value on the date of exercise of this Option.

         4.3. Investment Purpose. The Company shall not be required to issue or deliver any shares of Common Stock under this Option unless (1)(a) such shares are covered by an effective and current registration statement under the Securities Act of 1933 and applicable state securities laws or (b) if the Committee has determined not to so register such shares, exemptions from registration under the Securities Act of 1933 and applicable state securities laws are available for such issuance (as determined by counsel to the Company) and the Company has received from the Optionee (or, in the event of death or disability, the Optionee's heir(s) or legal representative(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions, and (2) the Company has obtained any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its sole discretion upon the advice of counsel, deem necessary or advisable. In the event that, at the time of the attempted exercise of this Option, any of these conditions to the issuance of a certificate for shares of Common Stock have not been satisfied, such exercise shall be deemed withdrawn and the Company shall return any payments made with respect thereto unless the Optionee, within 15 days after being informed of the nonsatisfaction of such conditions, gives the Company written notice that he or she wants such exercise to remain suspended (in which event such exercise shall be deemed to be effective on the earliest date upon which such conditions have been satisfied). Unless a registration statement under the Securities Act of 1933 is in effect with respect to the issuance or transfer of Option Shares, each certificate representing any such shares shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that registration under the Securities Act of 1933 and applicable state securities laws is not required with respect to such transfer.

                                     ARTICLE
                                       5.
                               NONTRANSFERABILITY

         Other than pursuant to a qualified domestic relations order (as defined in the Code), no right or interest of the Optionee in this Option prior to the exercise of such Option shall be assignable or transferable, or subjected to any lien, during the lifetime of the Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, divorce or bankruptcy. The Optionee shall, however, be entitled to designate a beneficiary to receive the Option upon such Optionee's death. In the event of the Optionee's death, such Optionee's rights and interest in the Option shall be transferable by testamentary will or the laws of descent and distribution, and exercise of the Option may be made by the Optionee's legal representatives, heirs or legatees. Any attempt to transfer or encumber this Option other than in accordance with this Agreement shall be null and void and shall void this Option.

                                     ARTICLE
                                       6.
                             LIMITATION OF LIABILITY

         Nothing in this Agreement shall be construed to (a) limit in any way the right of the Company to terminate the employment or service of the Optionee at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee in any particular position, at any particular rate of compensation or for any particular period of time.

                                     ARTICLE
                                       7.
                                WITHHOLDING TAXES

         The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts which may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the grant or exercise of this Option or otherwise incurred with respect to this Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of this Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

                                     ARTICLE
                                       8.
                                   ADJUSTMENTS

         In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, shall make appropriate adjustment (which determination shall be conclusive) as to the number, kind and exercise price of securities subject to this Option.

                                     ARTICLE
                                       9.
                                  MISCELLANEOUS

         9.1. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

         9.2. Governing Law. This Agreement and all rights and obligations hereunder shall be governed by the laws of the State of Minnesota.

         9.3. Entire Agreement. This Agreement and the Employment Agreement set forth the entire agreement and understanding of the parties hereto with respect to the grant and exercise of this Option and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of options to purchase shares of Common Stock. The Non-Statutory Stock Option Agreements, dated August 26, 1997, between the Company and the Optionee, covering 200,000 and 100,000 shares, respectively (the "Prior Option Agreements"), shall be canceled effective upon completion of the First Closing, provided that such First Closing occurs by December 31, 1997. The Company and the Optionee acknowledge that this Option satisfies the Company's obligation to issue options under the second and third paragraphs of Section 5(b) of the Employment Agreement as a result of the Financing.

         9.4. Amendment and Waiver. This Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

         9.5. Registration. The Company shall cause the Option Shares to be registered under the Securities Act of 1933 on a Registration Statement on Form S-8 (or any successor form); provided that the Company shall not be required to file such Form S-8 prior to January 1, 2000.

         The parties hereto have executed this Agreement effective the day and year first above written.

                                                    LIFERATE SYSTEMS, INC.

                                                    By  /s/ William W. Chorske
                                                        ------------------------
                                                    Its Chairman of the Board
                                                        ------------------------

[By execution hereof, the Optionee
acknowledges having receive a copy
of the Plan.]                                       /s/  David J. Chinsky
                                                    ----------------------------
                                                    David J. Chinsky